SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LINCOLNWAY ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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LINCOLNWAY ENERGY, LLC
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials
for the Member Meeting To Be Held on March 4, 2013

MEETING INFORMATION

Type: Annual Meeting of Members for 2013        Date and Time: March 4, 2013, 6:30 p.m.

Location: Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa
If you need directions to the location, call Lincolnway Energy at (515) 232-1010

PROPOSALS FOR MEETING

Proposal 1:	To increase the number of directors of Lincolnway Energy from 9 to 10. The directors recommend a vote "FOR" this proposal.

Proposal 2:
If Proposal 1 is approved by the members, the election of four directors to serve until the annual meeting of the members that will be held in 2016. If Proposal 1 is not approved by the members, then the election of three directors to serve until the annual meeting of the members that will be held in 2016. In either case, there are five nominees for the director positions. Four of the nominees, James Hill, Richard Johnson, Kurt Olson and Gregory Geoffroy, were nominated by the nominating committee established by the directors and unanimously approved as nominees for director by the directors. James Hill, Richard Johnson and Kurt Olson are incumbent directors. Another nominee is E. Warren Pitcher, who was nominated pursuant to the member nomination process set out in the Second Amended and Restated Operating Agreement. The directors recommend voting for James Hill, Richard Johnson, Kurt Olson and Gregory Geoffroy in the event four directors are elected, and for James Hill, Richard Johnson and Kurt Olson in the event only three directors are elected.

Proposal 3:	The ratification of McGladrey LLC as Lincolnway Energy's auditor for the fiscal year ending September 30, 2013. The directors recommend a vote "FOR" this proposal.

Proposal 4:
To amend Section 4.16(f) of the Second Amended and Restated Operating Agreement to increase the number of units of Lincolnway Energy that Lincolnway Energy may issue without the prior approval of the members from 45,608 to 90,000. The directors recommend a vote "FOR" this proposal.

Proposal 5:
To delete Section 4.16(g) of the Second Amended and Restated Operating Agreement, to reletter the remaining subparagraphs in Section 4.16 and revise the internal references to subparagraphs within Section 4.16 accordingly, and to delete all references to Section 4.16(g) in all other sections of the Second Amended and Restated Operating Agreement. Section 4.16(g) provides that Lincolnway Energy cannot issue any units for a consideration or value of less than $500 per unit without the prior approval of the members. The directors recommend a vote "FOR" this proposal.

MATERIALS AVAILABLE ON WEBSITE

The following materials are available on Lincolnway Energy's website at lincolnwayenergy.com under the Investor tab and Annual Reports of that website:

This Notice	Notice of Annual Meeting of Members
Letter from Chairman	Proxy Statement
2012 Annual Report to Members	Ballot

You can access and print the Ballot and any or all of the other above materials off of the website by following the above instructions. You are strongly encouraged to review all of the materials before printing off the Ballot.

REQUESTING A PAPER OR EMAIL COPY

You will not receive a paper or email copy of the proxy materials unless you request one. You can make a request by contacting Lincolnway Energy through any of the following methods:

•	By Telephone: 1-515-232-1010

•	By Email: info@lincolnwayenergy.com

•	By Internet: lincolnwayenergy.com

You should make a request by not later than February 22, 2013 to facilitate delivery before the meeting. The paper or email copy will be provided at no cost to you. You should indicate in your request if the request is for just this annual meeting or for all member meetings.

THIS NOTICE IS ONLY AN OVERVIEW

This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the internet or by mail. You are strongly encouraged to access and review all of the proxy materials before voting.

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